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                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE

        THE KNOT REPORTS FOURTH QUARTER AND FISCAL 2003 FINANCIAL RESULTS

Full year 2003 revenues grow 24% and first profitable year achieved.

NEW YORK, NY (February 18, 2004) - The Knot, Inc.(OTCBB: KNOT.OB, www.theknot.com), the nation's leading wedding resource, today reported financial results for its fourth quarter and fiscal year ended December 31, 2003.

FOURTH QUARTER AND FISCAL 2003 RESULTS

The Knot reported net revenues of $8.1 million for the fourth quarter of 2003, an increase of 16% from net revenues of $7.0 million for the comparable prior year quarter. For the fiscal year ended December 31, 2003, net revenues were $36.7 million, an increase of 24% over the $29.5 million reported for fiscal 2002. In fiscal year 2003, advertising revenue from national and local online programs and merchandise revenue increased by 81% and 13% over fiscal year 2002, respectively. The growth in these revenue sources substantially more than offset a slight decline in publishing and other revenue.

The Knot reported net income for the fourth quarter of 2003 of $284,000 or $0.01 per basic and diluted share as compared to a net loss of $551,000 or $0.03 per basic and diluted share, for the fourth quarter 2002. For the fiscal year ended December 31, 2003, The Knot reported net income of $1.1 million, or $0.06 per basic and $0.05 per diluted share compared to a net loss of $5.1 million or $0.28 per basic and diluted share for fiscal 2002. In fiscal 2003, total operating expenses were $24.0 million, which represented a small decrease from the prior year.

"It is a significant accomplishment to have achieved our first profitable year and a testament to our unique and sound business model," says David Liu, CEO of The Knot. "This has been a principal goal of our Company; and now, with a strong revenue base and the additional capital resources from our recent private placement, we move forward committed to sustaining long-term growth for The Knot and continuing to build shareholder value."

As of December 31, 2003, The Knot's cumulative membership totaled over 4.6 million, a 32% increase over the approximately 3.5 million members at the end of December 2002. The Knot also reported over 92 million average monthly page views on its Web site in the fourth quarter 2003, which is 80% greater than the 51 million average monthly page views recorded for the comparable 2002 period.

THE KNOT'S RECENT HIGHLIGHTS

In November 2003, The Knot announced a partnership with Comcast to offer The Knot's top-rated wedding content and planning tools on the 'Relationships Channel' on Comcast.net. The agreement extends The Knot brand and its trusted wedding-planning expertise to five million Comcast households, making it even easier for brides, grooms and wedding guests to find the wedding-related information they need. In Comcast.net's Relationships Channel, The Knot provides a wide range of wedding content including interactive tools, wedding gown galleries, real wedding stories and a community for engaged couples. Comcast.net also enables users to access The Knot Gift Store & Registry.

Also in November 2003, The Knot completed a private placement of 2,800,000 newly issued shares of common stock to institutional investors for gross proceeds of $10.5 million, before placement fees and other offering costs. The Knot intends to use the net proceeds from this private placement for general corporate purposes, including potential acquisitions of, or investments in, businesses, technologies or products that are complementary to its business.

In January 2004, Oxygen aired the second season of "Real Weddings from The Knot", a weeklong miniseries that brings to viewers the real stories behind the weddings of five couples preparing for their trips down the aisle. Filmed in documentary style, each episode of "Real Weddings from The Knot" takes a look at the endlessly entertaining aspects of wedding planning, touching upon the issues that many couples face today. New this season, each episode is narrated by the bride-to-be, giving viewers a unique glimpse into the emotional roller coaster of the planning process.

CONFERENCE CALL AND WEBCAST

The Knot will host a conference call with investors at 4:30 p.m., ET Wednesday, February 18, 2004, to discuss its fourth quarter and year end 2003 financial results. The conference call will be broadcast live over the Internet on the Investor Relations section of The Knot Web site at http://www.theknot.com/au_corpoverview.shtml. To access the webcast, participants should visit The Knot Web site at least 15 minutes prior to the conference call in order to download or install any necessary audio software. A replay of the webcast will also be archived on The Knot Web site approximately 2 hours after the conference call ends for a period of eight days.

ABOUT THE KNOT, INC.

The Knot, Inc. (OTCBB: KNOT.OB; www.theknot.com) is one of the world's leading wedding media and services companies, providing today's to-be-weds with comprehensive wedding planning information, interactive tools, and





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resources. Its award-winning website, TheKnot.com, is the leading online wedding destination and wedding content provider to America Online, MSN and Yahoo!.

The Knot also offers a diverse collection of wedding-planning print publications. The Knot produces a national publication, The Knot Magazine, and, through its subsidiary Weddingpages, Inc., publishes The Knot WEDDINGPAGES, regional wedding magazines in 18 U.S. markets. In addition, the Company publishes a wedding-planning book trilogy with Random House's Broadway Books and a gift book series with Chronicle Books. The Knot is based in New York and has several other offices across the country.

This release may contain projections or other forward-looking statements regarding future events or the future financial performance of The Knot. These statements are only predictions and reflect the current beliefs and expectations of The Knot. Actual events or results may differ materially from those contained in the projections or forward-looking statements. It is routine for internal projections and expectations to change as the quarter progresses, and therefore it should be clearly understood that the internal projections and beliefs upon which The Knot bases its expectations may change prior to the end of the quarter. Although these expectations may change, The Knot will not necessarily inform you if they do. The Knot's policy is to provide its expectations not more than once per quarter, and not to update that information until the next quarter. Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include, without limitation, (i) The Knot's unproven business model and limited operating history, (ii) The Knot's history of losses, (iii) the significant fluctuation to which The Knot's quarterly revenues and operating results are subject, (iv) the seasonality of the wedding industry and (v) other factors detailed in documents The Knot files from time to time with the Securities and Exchange Commission, including its recent filings on Forms 10-K and 10-Q. Forward-looking statements in this release are made pursuant to the safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995.

IR Contact:
Heidi Davis
The Knot, Inc.
212-219-8555 x. 1128
ir@theknot.com

Press Contact:
Amy Shey Jacobs
Public Relations Manager
The Knot, Inc.
212-219-8555 x.1246
516-509-0191 - cell
ashey@theknot.com





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                                  The Knot Inc.
                           Consolidated Balance Sheets
                                 (in thousands)

                                                     December 31,   December 31,
                                                         2003           2002
                                                     ------------   ------------
                                                      (Unaudited)     (Audited)
Assets
Current assets:
   Cash and cash equivalents                           $ 22,511       $  9,306
   Restricted cash                                                         252
   Accounts receivable, net                               2,883          4,791
   Inventories                                            1,195          1,292
   Deferred production and marketing costs                  318            444
   Other current assets                                     747            556
                                                       --------       --------
Total current assets                                     27,654         16,641

Property and equipment, net                               2,006          1,948

Intangible assets, net                                    8,734          8,834
Other assets                                                313            352
                                                       --------       --------
Total assets                                           $ 38,707       $ 27,775
                                                       ========       ========

Liabilities and stockholders' equity
Current liabilities:
   Accounts payable and accrued expenses               $  5,790       $  5,113
   Deferred revenue                                       4,891          5,827
   Current portion of long-term debt                         40            138
                                                       --------       --------
Total current liabilities                                10,721         11,078
Long term debt                                              196            235
Other liabilities                                           490            445
                                                       --------       --------
Total liabilities                                        11,407         11,758

Stockholders' equity:
   Common stock                                             217            184
   Additional paid-in-capital                            74,533         64,400
   Deferred compensation                                     --            (55)
   Accumulated deficit                                  (47,450)       (48,512)
                                                       --------       --------
Total stockholders' equity                               27,300         16,017
                                                       --------       --------
Total liabilities and stockholders' equity             $ 38,707       $ 27,775
                                                       ========       ========





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                                  The Knot Inc.
                      Consolidated Statements of Operations
                    (in thousands, except per share amounts)

                                                Three months ended        Twelve months ended
                                                   December 31,               December 31
                                           -------------------------   -------------------------
                                              2003           2002          2003          2002
                                           -----------   -----------   -----------   -----------
                                           (Unaudited)   (Unaudited)   (Unaudited)    (Audited)
Net revenues:
Sponsorship and advertising                $     3,574   $     2,292   $    12,463   $     6,888
Merchandise                                      2,191         2,233        15,510        13,674
Publishing and other                             2,384         2,509         8,724         8,914
                                           -----------   -----------   -----------   -----------
Total net revenues                               8,149         7,034        36,697        29,476
Cost of revenues                                 2,089         2,008        11,717        10,224
                                           -----------   -----------   -----------   -----------

Gross profit                                     6,060         5,026        24,980        19,252

Operating expenses:
Product and content development                  1,004           889         4,220         3,870
Sales and marketing                              2,716         2,671        11,354        11,243
General and administrative                       1,887         1,601         7,505         7,295
Non cash compensation                                             22            33           139
Non cash sales and marketing                        --           163            --           653
Depreciation and amortization                      193           264           858         1,244
                                           -----------   -----------   -----------   -----------
Total operating expenses                         5,800         5,610        23,970        24,444

Income (loss) from operations                      260          (584)  $     1,010        (5,192)
Interest and other income, net                      39            33           102           112
                                           -----------   -----------   -----------   -----------
Income (loss) before income taxes          $       299         ($551)  $     1,112       ($5,080)
                                           -----------   -----------   -----------   -----------
Provision for income taxes                          15            --            50            --
                                           -----------   -----------   -----------   -----------
Net income (loss)                          $       284         ($551)  $     1,062       ($5,080)
                                           ===========   ===========   ===========   ===========
Basic earnings (loss) per share            $      0.01        ($0.03)  $      0.06        ($0.28)
                                           ===========   ===========   ===========   ===========
Diluted earnings (loss) per share          $      0.01        ($0.03)  $      0.05        ($0.28)
                                           ===========   ===========   ===========   ===========
Weighted average number of common shares
   outstanding
   Basic                                    20,177,498    18,373,327    18,900,861    17,909,492
                                           ===========   ===========   ===========   ===========
   Diluted                                  22,016,629    18,373,327    20,308,658    17,909,492
                                           ===========   ===========   ===========   ===========